Exhibit 10.32

Executive Vice President Nate Rexroth Sr. Vice President, Treasurer Michael Tortorici

# FIRST AMENDMENT TO LEASE

**THIS FIRST AMENDMENT TO LEASE** ("**Amendment**") is dated as of the 28th day of January, 2022 by and between **CENTERPOINT PROPERTIES TRUST,** a Maryland real estate investment trust ("**Landlord**") and **ROMEO POWER, INC.**, a Delaware corporation ("**Tenant**").

## RECITALS

A. Landlord and Romeo Systems, Inc. ("**Original Tenant**") entered into that certain Lease dated December 7, 2016 ("**Lease**") with respect to certain premises located at 4380 Ayers Avenue, Vernon, California, as more particularly described in the Lease. Tenant is the successor-in-interest to Original Tenant's right, title and interest under the Lease

B. The Term of the Lease is currently scheduled to expire on January 31, 2022 and notwithstanding that Tenant failed to timely exercise its Renewal Option and has no options to renew or extend, Tenant has requested and Landlord has agreed to extend the Lease Term for six (6) months and therefore the Lease Term shall be extended on the terms and conditions contained herein.

**NOW, THEREFORE,** for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. **Recitals.** The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.

2. **Definitions.** All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.

3. **Extended Term.** The Term of the Lease is hereby extended for a period commencing on February 1, 2022 and continuing through and including July 31, 2022 ("**Extended Term**"). Tenant agrees to accept possession of the Premises for the Extended Term in their current "as-is" condition, without any representation, credit, allowance or build-out from Landlord with respect to the condition or improvement thereof. All terms and conditions of the Lease, as amended hereby, shall remain in full force and effect through the Extended Term, except that the Monthly Base Rent payable monthly during the Extended Term shall increase to $119,694.98 monthly.

4. **Holding Over**. Section 25.3 of the Lease is hereby deleted and replaced with the following:

> "If Tenant retains possession of the Premises or any part thereof after the expiration or termination of the Extended Term, then Tenant shall pay to Landlord Rent, at double of the rate payable for the month immediately preceding said holding over (plus increases for Additional Rent which Landlord may reasonably estimate), computed on a per month basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession. In addition thereto, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section 25.3: (i) shall not be deemed to be permission to retain possession of the Premises or any part thereof after the expiration or termination of the Term and no

such permission is granted, and (ii) do not limit the Landlord's rights of reentry or any other right hereunder, at law or in equity. Tenant agrees that Tenant shall be deemed to have retained possession of the Premises until such time as Tenant has completed its obligations under Section 6 of this Amendment in the event that Tenant fails to complete such obligations on or before the last day of the Extended Term."

5. **Tenant Property**. Unless Tenant receives a written notice ("**Removal Notice**") from Landlord on or before April 30, 2022 advising it to remove the Section 5 Property (as hereinafter defined), Tenant agrees to leave the following property (collectively, the "**Section 5 Property**") in the Premises when it vacates the Premises and delivers possession of same to Landlord at the end of the Extended Term (i) test lab on column grid D (approximately 9,500 square feet), (ii) racking system and chain link fence on column grid D6 to D10, (iii) the Cell Test Lab and (iv) all electrical conduit at ceiling. In such event, the Section 5 Property shall be deemed conveyed to Landlord as though this Section 5 were a bill of sale, Landlord acknowledges and agrees that the Section 5 Property will be delivered in "as is" condition, without any representation from Tenant. Notwithstanding the foregoing, in the event that Landlord gives Tenant the Removal Notice, all of the Section 5 Property shall be removed from the Premises, and all damage resulting to the Premises from the removal of such Section 5 Property shall be repaired on or before the last day of the Extended Term, all as provided under the terms of the Lease.

6. **Removal of Alterations and Restoration**. Tenant acknowledges and agrees that Tenant has made certain Alterations to the Premises without Landlord's consent. Tenant agrees to correct and/or remove such Alterations as described on **Exhibit A** attached hereto and made a part hereof, in addition to restoring the main (front) office area to meet current building codes and permits (collectively, the "**Tenant Restoration Work**"). Tenant agrees to either: (a) remove and complete all Tenant Restoration Work to the Premises, repair any damage resulting from such Tenant Restoration Work to the Premises, restore the Premises to the condition existing prior to the installation of the Alterations (reasonable wear and tear excepted), and deliver the Premises to Landlord in the condition required by the Lease prior to the expiration of the Extended Term; or (b) pay to Landlord on or before April 30, 2022 the sum equal to the estimated cost for Tenant's Restoration Work, which is $1,764,680.00, consisting of the $714,680.00 for the scope of work described on the quote from Landlord's contractor, Norm Wilson & Sons Inc. on **Exhibit A**, and an additional $1,050,000.00 which is the estimated cost to restore the main (front) office area to meet current building codes and permits. In the event that Tenant fails to make the payment required to be made to Landlord on or before April 30, 2022 under (b) above, Tenant shall be deemed to have elected to proceed as provided in (a) above. All Tenant Restoration Work and other obligations of Tenant shall (i) be complete on or before the last day of the Extended Term (subject to any Landlord delays), at Tenant's sole cost and expense, free and clear of all lien claims, (ii) be performed in accordance with the terms of the Lease, **Exhibit A** attached hereto, all Applicable Laws and all permits, and (iii) be performed in a good any workmanlike manner, free of defects in materials and workmanship.

Tenant, at its sole cost and expense, shall file all governmentally required plans with the appropriate governmental authorities having jurisdiction over Tenant Restoration Work. Tenant shall be responsible for obtaining all governmental permits, authorizations and approvals necessary to perform and complete Tenant Restoration Work. Subject to terms and conditions in Section 7 below, Landlord and its agents and their representatives shall have access to the Tenant Restoration

Work wherever it is in preparation or progress for the purpose of observing and reviewing the same; provided, however, such observation and review shall not be deemed to be confirmation that the Tenant Restoration Work is in compliance with the terms of this Amendment or the Lease. Tenant shall assume responsibility for the prevention of accidents to its agents and employees and shall take all reasonable safety precautions with respect to the work to be performed and shall comply with all with all Applicable Law. Tenant shall provide Landlord with lien waivers and other documentation reasonably requested by Landlord to evidence that the Tenant Restoration Work has been paid for and all lien rights with respect thereto have been waived in the manner required by law.

If Tenant elects or is deemed to have elected to proceed under (a) above, Tenant shall immediately commence to plan/perform the Tenant Restoration Work and at all times thereafter diligently act to complete same. In the event that Landlord determines, in its reasonable determination based upon the determination an independent licensed general contractor, that Tenant will not complete the Tenant Restoration Work on or before the last day of the Extended Term, Landlord may, but shall not be obligated to, upon written notice to Tenant (the "**Take-Over Notice**"), and without waiving or releasing Tenant from any obligation of Tenant hereunder, elect to perform the Tenant Restoration Work and other obligations of Tenant under this Section 6. Tenant shall have the right to nullify Landlord's Take-Over Notice by delivering a written certification reaffirming Tenant's obligations hereunder within five (5) business days after Tenant's receipt of the Take-Over Notice. In the event Tenant does not nullify Landlord's Take-Over Notice, then, in such event, all reasonable, out-of-pocket costs and expenses incurred by Landlord in connection therewith, shall be payable to by Tenant to Landlord within thirty (30) days, and Tenant shall have no further obligations with respect thereto.

The obligations of Tenant under this Section 6 shall survive the termination of this Lease.

7. **Access to Premises**. Tenant agrees to allow Landlord and Landlord's Broker reasonable access to the Premises during normal business hours of 9:00 a.m. to 4:00 p.m. upon no less than twenty-four (24) hours' prior oral and email notice to show the Premises to prospective tenants and to create marketing materials. In addition, Tenant agrees to provide Landlord and their agents, prospective tenants and contractors reasonable access to the Premises after April 30, 2022, upon no less than twenty-four (24) hours' prior oral and email notice, for design and permitting issues, and in the event Tenant elects option (b) in Section 6 above, to access the office areas and other areas of the Premises to perform the Tenant Restoration Work.

8. **No Other Modification.** The Lease is only modified as set forth herein and in all other respects remains in full force and effect.

9. **No Default.** Tenant and Landlord acknowledge that the Lease is in full force and effect and that to their respective knowledge, there are no defaults thereunder or any conditions which with only the passage of time or giving of notice or both would become a default thereunder, except for Tenant making Alterations to the Premises without Landlord's consent as noted above (provided that the same shall not be a default under the Lease if the Tenant Restoration Work above has been completed).

10. **Successors and Assigns.** This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11. **Modification.** This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

12. **Governing Law.** The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of California.

13. **Counterparts.** This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. **Severability.** The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

15. **Construction.** The headings of this Amendment are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

16. **No Third Party Beneficiaries.** This Amendment shall inure to the sole benefit of the parties hereto. Nothing contained herein shall create, or be construed to create, any right in any person not a party to this Amendment.

17. **Legal Review.** The parties hereto acknowledge that they have been advised by legal counsel of their choice in connection with the interpretation, negotiation, drafting and effect of this Amendment and they are satisfied with such legal counsel and the advice which they have received.

18. **Facsimile Signatures.** The parties hereto agree that the use of facsimile or pdf signatures for the negotiation and execution of this Amendment shall be legal and binding and shall have the same full force and effect as if originally signed.

19. **Brokerage.** Landlord and Tenant warrant that they have had no dealings with any real estate broker or agent in connection with this Amendment, other than Landlord's Broker and Tenant's Broker, and each party covenants to pay, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or other agent with respect to this Amendment or the negotiation thereof arising out of any acts of the indemnifying party.

20. **Notices**. Tenant's notice address shall be the following:

c/o Romeo Systems, Inc.
4380 Ayers Avenue
Vernon, California 90058
Attention: Kerry Shiba
Email: kerryshiba@romeopower.com

With a copy to:
c/o Romeo Systems, Inc.
4380 Ayers Avenue
Vernon, California 90058
Attention: Legal Department
Email: legal@romeopower.com

[Signatures on Next Page]

**IN WITNESS WHEREOF,** the parties hereto have executed this Amendment as of the date set forth above.

**TENANT:**

**ROMEO POWER, INC.**,
a Delaware corporation

By: ______________________
Its: CFO & Treasurer
Name: Kerry A. Shiba

**LANDLORD:**

**CENTERPOINT PROPERTIES TRUST,**
a Maryland real estate investment trust

By: ______________________
Its: Executive Vice President
Name: Nate Rexroth

By: ______________________
Its: Sr. Vice President, Treasurer
Name: Michael Tortorici

## EXHIBIT A

**<u>Scope of Tenant Restoration Work</u>**

[See Attached]

August 18, 2021

**NORM WILSON & SONS INC.**
General Contractors
*3400 East Spring Street*
*Long Beach, California 90806*

**CenterPoint Properties**
**725 South Figueroa Street, Suite 3005**
**Los Angeles, California 90017**
**Attn: Kim Rierson**

**RE: 4380 Ayers T.I. Demo Preliminary Budget**

| SCOPE OF WORK | TOTAL |
|---|---|
| 1 GENERAL CONDITIONS | $15,400 |
| 2 DEMOLITION | |
| - East Testing Room- | $22,450 |
| - West Computer Room | $14,850 |
| - South Load Dock Room | $15,750 |
| - Fence Removal | $5,225 |
| 3 SPECIAL COATINGS<br>Epoxy Floor Coating Removal<br>- Provide needed equipment to Mechanically & chemically remove epoxy from warehouse floor approx. 110,750 Sq.ft<br>- Mask and protect walls as needed.<br>- Mechanically grind floor using metal 40 grit as a first pass to remove epoxy coatings, followed with 80 grit-100 grit followed with the application of emeripolish Densifier.<br>- Mechanically Hone / floor using 100 grit to finish floor as warehouse floor standards.<br>- Floor to be medium sheen finish. high-speed burnish concrete floor surface to increase sheen uniformity<br>- At Racking bolts, pre and sink and fill spalls up to 1/2" to 1" throughout warehouse floor using SP 500 Epoxy coating.<br>- Grind smoot using a polishing wheel to protect existing concrete floor. | $548,820 |
| 4 FIRE PROTECTION<br>- Allowance for safe off for demo | $3,500 |
| 5 PLUMBING<br>- Allowance for safe off for demo | $2,500 |
| 6 HVAC<br>- Allowance for safe off for demo | $2,500 |
| 7 ELECTRICAL<br>- Allowance for safe off for demo | $5,500 |
| 8 FIRE LIFE SAFETY SYSTEMS | NIC |

| | |
|---|---|
| SUBTOTAL | $636,495 |
| OVERHEAD | $25,460 |
| FEE | $19,859 |
| LIABILITY INSURANCE | $4,432 |
| **TOTAL** | $686,245 |

**EXCLUSIONS:**

1 PLAN CHECK, PERMIT AND ARCHITECTURAL FEES
2 REMOVAL OF HAZARDOUS WASTE
3 FIRE SAFETY SYSTEMS
4 FIRE EXTINGUISHERS
5 BID OR PERFORMANCE BOND
6 OVERTIME
7 MOISTURE BARRIER

Alternates

| | |
|---|---|
| Alt #1 - Demo Front Office | $28,435 |